EXHIBIT 10.15

GABRIEL TECHNOLOGIES CORP.
CONVERTIBLE SENIOR PROMISSORY NOTE SUBSCRIPTION AGREEMENT

This Convertible Senior Promissory Note Subscription Agreement (“Agreement”) is entered into as of January 6, 2006 by and between Gabriel Technologies Corp., a Delaware Corporation and Trace Technologies LLC, a Nevada limited liability company, on the one hand and Broidy Capital Management and Elliott Broidy, an individual, on the other.

RECITALS

WHEREAS, Gabriel Technologies Corp., a Delaware corporation (“Gabriel” or “the Company”) and its wholly owned subsidiary Trace Technologies LLC, a Nevada limited liability company (“Trace Technologies”), are in need of capital investment; and

WHEREAS, Elliott Broidy, an individual (“Broidy” or “Lender”), currently owns shares and warrants in Gabriel Technologies Corp. as set forth in Exhibit A, attached hereto; and

WHEREAS, on or about December 9, 2005, Lender made a loan to the Company in the amount of Two Hundred Thousand Dollars $200,000, as evidenced by that certain Promissory Note dated on December 9, 2005 (the “Original Promissory Note”) attached hereto as Exhibit B and

WHEREAS, the Company has requested that Lender make an additional loan to the Company of Eight Hundred Thousand Dollars ($800,000); and

WHEREAS, the Company and Lender have agreed that Lender will make an additional loan to the Company in the amount of Eight Hundred Thousand Dollars ($800,000) subject to non-accountable expenses of $25,000; and

WHEREAS, the Company and Lender have decided to treat Lender’s current loan of $800,000 and the loan involving the Original Promissory Note as one transaction (the “Loan”) and concurrent with the Loan have the Company execute a Convertible Senior Promissory Note (the “Convertible Note”) in the amount of One Million Dollars ($1,000,000) in favor of Lender on the terms and conditions set forth below;

NOW, THEREFORE, for consideration duly acknowledged and received, the parties agree as follows:

1.	Principal and Interest.

Subject to the terms and conditions contained herein, Gabriel Technologies Corp., (the “Company”), a Delaware corporation, for value received, hereby promises to pay to the order of Broidy Capital Management or holder (“Lender”) in lawful money of the United States at 1801 Century Park East, Suite 2150, Los Angeles, California 90067, the principal amount of One Million Dollars ($1,000,000), together with simple interest at a rate equal to nine percent (9.0%) per annum, which interest shall be paid to Lender for the first three months to be paid April 1, 2006. Subsequent to such quarterly payment, interest shall be paid by Company monthly.

In exchange for the Convertible Note, Lender has or will have loaned to the Company a total of One Million Dollars $1,000,000, comprised of:

(a) The Two Hundred Thousand Dollar ($200,000) loan made by Lender on or about December 9, 2005;

(b) Twenty Five Thousand Dollars ($25,000) in non-accountable expenses to be incurred by Lender in connection with this transaction, including but no limited to documentation costs; and

(c) Seven Hundred Seventy Five Thousand Dollars ($775,000) to be wire transferred to Gabriel in immediately available funds within two business days upon finalization and signature of this agreement and any ancillary documents thereto.

The principal of this Convertible Note is due and payable on January 6, 2007 (the “Maturity Date”), unless this Convertible Note is earlier converted or prepaid in accordance herewith. All interest on this Convertible Note is due and payable on the Maturity Date.

2.	The Note

2.1    The Convertible Note. On or about December 9, 2005, Lender loaned to the Company Two Hundred Thousand Dollars ($200,000), as evidenced by the Original Promissory Note. Lender now agrees, subject to the terms of this Agreement, to loan the Company an additional Eight Hundred Thousand Dollars ($800,000), minus Twenty Five Thousand Dollars ($25,000) in non-accountable expenses to be incurred by the Lender in connection with this transaction. Therefore, upon completion of the documentation of all legal documents contemplated hereunder, Lender shall loan to Company Seven Hundred Seventy Five Thousand Dollars ($775,000) (the “New Loan”). The loan reflected by the Original Promissory Note shall then be rolled into this Convertible Note, and Gabriel’s obligation to repay the Original Promissory Note, the New Loan and the $25,000 in non-accountable expenses shall be evidenced by a Convertible Senior Promissory Note (the “Convertible Note”) in the amount of One Million Dollars ($1,000,000) dated as of the Closing Date (as defined below) in the form attached hereto as Exhibit C.

2.2    Place and Date of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will be held at the offices of Lender at 1801 Century Park East, Suite 2150, Los Angeles, California on January 6, 2006 or at such other time and place as the parties shall mutually agree (the “Closing Date”).

2.3    Delivery. At the Closing, the Company shall deliver the Convertible Note to Lender who shall then deliver to the Company within two business days $775,000 via wire transfer of immediately available funds to the Company’s designated bank account. If the Company is not at the closing the Company shall deliver the executed Convertible Note to Lender by the fastest available means.

2.4    Use of Proceeds. The proceeds from the sale of the Convertible Note will be used by the Company for general corporate purposes and working capital, including but not limited to the acquisition of a majority ownership in Resilent LLC dba Digital Defense plus potential litigation involving intellectual property rights owned by Trace Technologies, LLC.

2.5    Superiority and Subordination. Other than the Company’s Revolving Credit Facility with the Nebraska State Bank, entered into as of August 12, 2005, so long as the Convertible Note is outstanding Lender’s rights under this Convertible Note shall be senior to and shall have priority in payment of principal and interest as against any other promissory notes or indebtedness of the Company.

3.	Conditions; Representations and Warranties; Covenants.

3.1    Conditions to Obligations of the Lender. The Lender’s obligations at the Closing are subject to the fulfillment, prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by Lender, and all of which shall be deemed satisfied by Lender’s execution of this Agreement:

(a)    Except for the notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals (including without limitation all necessary state securities laws permits and qualifications) required in connection with the lawful sale and issuance of the Note.

(b)    At the Closing, the sale and issuance by the Company, and the purchase by the Lender, of the Convertible Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

(c)    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transaction shall be reasonably satisfactory in substance and form to the Lender.

(d)    Prior to the Closing, the Company shall deliver to Lender copies of (i) the total amount of authorized, issued and outstanding shares in Gabriel and all related entities; (ii) the total amount of options that have been issued by Gabriel and all related entities, including the terms of such options; (iii) the total amount of warrants that have been issued by Gabriel and all related entities, including the terms of such warrants; (iv) the total amount of Gabriel stock, options and warrants owned by Elliott Broidy both before and after the Investment, and (v) a copy of Company’s credit agreement with the Company’s Revolving Credit Facility with the Nebraska State Bank, entered into as of August 12, 2005 and (vi) the signed side letter referred to in Exhibit I, attached hereto.

3.2    Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Convertible Note at the Closing is subject to the fulfillment, to the Company’s satisfaction on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company, and all of which shall be deemed satisfied by Company’s execution of this Agreement:

(a)    Except for the notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals (including without limitation all necessary state securities laws permits and qualifications) required in connection with the lawful sale and issuance of the Convertible Note.

(b)    At the Closing, the sale and issuance by the Company, and the purchase by Lender, of the Convertible Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

3.3    Representations and Warranties by the Lender. Lender hereby represents and warrants to the Company as set forth in Exhibit D.

3.4    Representations and Warranties by the Company. The Company hereby represents and warrants to the Lender as set forth in Exhibit E.

3.5    Conversion Right. The Company and Lender agree that at any time so long as the Convertible Note is outstanding, Lender has the right to convert the Convertible Note (the “Conversion Right”) into up to $1,000,000 worth of common stock of the Company at a per share price of $1.00 (the “Strike Price”). As set forth in the Convertible Note, the Company agrees that it may prepay principal amounts owed to Lender under this Convertible Note provided that the Company provides fifteen (15) days written notice and confirmation of the receipt of such notice by Lender. Lender shall be able to exercise his Conversion Right under the Convertible Note during the period that the Company has provided notice of its desire to prepay principal but before such prepayment has taken place.

3.6    Antidilution. The Company and Lender agree that so long as any amounts are owed to the Lender by the Company under this Convertible Note, should the Company issue securities, options, warrants or derivatives of any kind with a sale, exercise or strike price less than One Dollar and Fifty Cents ($1.50) per share, then the Strike Price of the Conversion Right will be reduced by the percentage of the difference between $1.50 and the price of the issued security, option warrant or derivative. Thus, by way of example, if while the Convertible Note is still outstanding the Company were to issue securities, warrants, options or derivatives with an exercise price of $.75 — i.e. a total of 50% (75/150) below $1.50— then the $1.00 Strike Price referred to in Section 3.5 shall likewise be reduced by 50% - i.e. to $.50 ($l.00*50%) per share — and Lender would therefore have the option of converting the Convertible Note into a total of 2,000,000 shares.

In the event that the Company shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; (c) combine its outstanding Common Stock into a smaller number of shares; then the number of shares to be issued immediately after the occurrence of any such event shall be adjusted so that Lender thereafter may still receive the same number of warrants he would have owned immediately following such action if he had exercised the Conversion Right immediately prior to such action and the Strike Price of this Convertible Note set forth in Section 3.5 above shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

3.7    Change in Control Event. The Company shall give Lender at least fifteen (15) days’ prior written notice of the date of the consummation of any (i) reorganization, recapitalization, sale, conveyance or other disposition of all or a majority of the property or business of the Company or any subsidiary of the Company, (ii) merger into or consolidation of the Company or a material subsidiary of the Company with any other corporation (other than a wholly owned subsidiary corporation) or other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or (iii) liquidation, dissolution or winding up of the Company (each, a “Change in Control Event”). If Lender provides to the Company, within five days of the receipt of such notice, written notice objecting to the consummation of such Change in Control Event (the “Objection Notice”), then the Company shall not consummate such Change in Control Event unless (a) the surviving entity of such Change in Control Event (1) expressly assumes all of the obligations specified in this Agreement and the Note and (2) has a net worth not less than the consolidated net worth of the Company at the time of such Change in Control Event; or (b) the Company indefeasibly repays all of the outstanding principal amount of and interest on the Convertible Note within five business days after the closing date of such Change in Control Event.

3.8    Inspection Rights. Company shall permit any authorized representatives designated by Lender to visit and inspect any of the properties of Company, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Lender shall not use any information obtained under this Agreement for any purpose that is not reasonably related to performance of the respective rights and obligations of the parties hereunder, such rights and obligations including but not limited to repayment of the Convertible Note.

3.9    Restriction on Fundamental Changes. The Company shall not take any action that may reasonably be expected to have an adverse effect on the Company’s ability to repay the Convertible Note and any accrued interest thereon when and as due without the prior written permission of Lender.

3.10          Restriction on Additional Debt. Other than the Company’s Revolving Credit Facility with the Nebraska State Bank, entered into as of August 12, 2005, so long as the Convertible Note is outstanding Lender shall have priority in payment of principal and interest as against any other promissory notes or indebtedness of the Company. The Company shall provide Lender with fifteen days prior notice before incurring any subordinated debt. Any such subordinated debt must be preapproved by Lender, which approval shall not be unreasonably withheld.

3.11          No Public Statement. Lender and the Company shall not issue any public statement concerning the transactions contemplated by this Agreement without written consent of the parties named in such public statement.

4.	Security Interest

4.1    General Security Interest. To guaranty and as security for repayment of the full principal amount of the Convertible Note plus interest, Lender shall receive a priority security interest in all of the assets and intellectual property of(i) the Company and (ii) Resilent LLC dba Digital Defense (the “Security Interest”). Company and Lender shall work together to promptly perfect Lender’s Security Interest in such assets and intellectual property.

4.2    Pledge of Securities. In addition to the Security Interest set forth in Paragraph 4.1 above, as additional security for repayment of the full principal amount of the Note plus interest the Company shall pledge to Lender (i) all of the securities in the possession, custody or control of Company after its transaction with Resilent LLC, a Nebraska limited liability company, scheduled to take place on or about January 11, 2006 and Company will also forward to Lender immediately upon receipt the Unit Certificate from Resilent LLC representing 11,818 Units;. and (ii) 3,000,000 shares of the Company’s common treasury stock (together, the “Pledged Securities”). Upon closing Company will instruct the Transfer Agent to transfer to Lender stock certificates sufficient to transfer the full amount of the Pledged Securities to Lender, together with documentation sufficient to transfer all associated stock powers to Lender in the event that the Company defaults under this Convertible Note.

After Closing, title to and ownership of the Pledged Securities shall remain with the Company unless and until the Convertible Note is paid off in full. In the event that the Convertible Note is not paid off in full upon the Maturity Date, however, title to and ownership of the Pledged Securities shall automatically transfer to Lender and the Company shall document and effectuate such transfer, including the transfer of all associated stock powers, of the registered securities within five (5) business days of the Maturity Date. Transfer of the Pledged Securities to Lender shall not impinge or limit in any way Lender’s additional rights under the Convertible Note. Lender’s security interest in the Pledged Securities shall immediately cease upon (i) the Company’s repayment of all amounts, including interest, due and outstanding under the Convertible Note or (ii) Lender’s exercise of the Conversion Right.

5.	Option to Purchase Shares in Digital Defense Group

The Company has secure a two year option to purchase 2,333 shares of “C” units in Resilent LLC dba Digital Defense Group for $1,250,000 plus interest at 5%, pursuant to that certain option agreement attached hereto as Exhibit F (the “Resilent Option”). In addition to the other terms of this agreement, Lender shall have a two year option from the date of this agreement to purchase all shares of “C” units in Resilent LLC acquired by the Company pursuant to the Resilent option. Lender shall acquire such units from Gabriel on the same terms and conditions that Gabriel acquires such units pursuant to the Resilent Option. Upon exercising the Option Company will forward the 2,333 class “C” Units to Lender within five business days.

6.	Warrants

In addition to the other terms of this Agreement, Lender shall receive warrants to purchase an additional 1,000,000 shares of common stock of the Company exercisable at a strike price of $1.00 per share (the “Warrants”). The form and substance of the agreement with respect to the Warrants shall be identical to the form Warrant Agreement attached hereto has Exhibit G. Concurrent with the Warrant Agreement, Gabriel and Lender shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) identical in form to the Registration Rights Agreement attached hereto as Exhibit H. The Registration Rights Agreement shall obligate the Company to register the securities underlying (i) the Warrants, (ii) this Convertible Note, (iii) all Pledged Securities and (iv) all warrants owned by Broidy as of the date of this Agreement, all within 150 days of the date hereof.

The parties will furthermore enter into a side agreement in the form attached hereto as Exhibit I, adjusting the exercise price of the warrants based upon the Company’s future revenues.

7.	Miscellaneous.

7.1    Waivers and Amendments. The terms and provisions of this Agreement or the Note may be waived, modified or amended (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), unless such waiver, modification or amendment is in writing, signed by both parties.

7.2    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be brought in the courts of Los Angeles, California, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

7.3    Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any investor in the Company and the Closing of the transactions contemplated hereby, including any conversion of the Note. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or any of its officers pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

7.4    Successors and Assigns. This Agreement is not transferable by the Company, whether by sale, pledge or other disposition, without the prior written consent of the Lender which consent may be withheld in Lender’s sole discretion, except that the Company may transfer this Agreement without such consent in connection with a merger or other similar transaction involving the Company. This Agreement is not transferable by the Lender, whether by sale, pledge or other disposition, without the prior written consent of the Company which consent may be withheld in the Company’s sole discretion, except that the Lender may transfer this Agreement without such consent to an affiliate of the Lender. Notwithstanding the foregoing, any such transferee or assignee must agree to be bound by the terms of, and make the representations required by, the Note and this Agreement. Any transfer in violation hereof shall be void. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.5    Entire Agreement. The Agreement (including the exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.6    Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Lender, at such Lender’s address set forth on the signature page of this Agreement, or at such other address as such Investor shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (b) if to the Company, at its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the Lender and each such other holder in writing.

7.7    Separability of Agreement; Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties further agree to replace any such invalid, illegal or unenforceable provision with enforceable provisions, which will achieve, to the extent possible, the economic, business and other purposes of the invalid, illegal or unenforceable provisions.

7.8    Payment of Fees and Expenses. The Company and the Lender shall each bear their own expenses incurred with respect to this transaction.

7.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

7.10          Headings; Exhibits. The headings in this Agreement are for convenience and ease of reference and are not to be considered in construction or interpretation of this Agreement nor as evidence of the intention of the parties hereto. All exhibits and attachments are incorporated herein by reference.

7.11          Interpretation. No presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

7.12          Injunctive Relief. The parties acknowledge and agree that breach of this Agreement by the Company cannot adequately be recompensed by damages, that a remedy at law would be inadequate and accordingly the Company agrees that in the event of such breach Lender shall be entitled to such injunctive and equitable relief as a court of equity may determine. The Company waives the requirement of Lender posting bond as a condition to seeking equitable relief.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officer as of the date and year first written above.

Gabriel Technologies, Inc.

By:	/s/ Keith Feilmeier
Name:	Keith Feilmeier
Title:	Chief Executive Officer

By:	/s/ Maurice Shanley
Name:	Maurice Shanley
Title:	Chief Financial Officer

Broidy Capital Management

By:	/s/ Elliott Broidy
Name:	Elliott Broidy
Title:	Chairman

Elliott Broidy

By:	/s/ Elliott Broidy
Name:	Elliott Broidy

EXHIBIT A

Elliott Broidy’s Ownership Percentage Prior to the Transaction

Shares	Authorized	Issued and Outstanding
GWLK	60,000,000	26,868,571
Trace Technologies LLC		2,000
Resilient LLC		23,635
Elliott Broidy		675,000

Shares	Authorized	Issued and Outstanding
GWLK	3,150,000*
Trace Technologies LLC	500**
Resilient LLC
Elliott Broidy	n/a

*    Employee options @ $1.00

**          Management options @ $2,000

Shares	Authorized	Issued and Outstanding
GWLK		5,909,647***
Trace Technologies LLC
Resilient LLC
Elliott Broidy		575,000

***         Resilient Warrants (one million)

EXHIBIT B

[OLD PROMISSORY NOTE]

EXHIBIT C

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR IN CONNECTION WITH ANY SALE OR DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

GABRIEL TECHNOLOGIES CORP.

CONVERTIBLE SENIOR PROMISSORY NOTE

$1,000,000	Los Angeles, California January 6, 2006

1.    Principal and Interest. Subject to the terms and conditions contained herein, Gabriel Technologies Corp., (the “Company”), a Delaware corporation, for value received, hereby promises to pay to the order of Broidy Capital Management or holder (“Lender”) in lawful money of the United States at 1801 Century Park East, Suite 2150, Los Angeles, California 90067, the principal amount of One Million Dollars ($1,000,000), together with simple interest at a rate equal to nine percent (9.0%) per annum, which interest shall be paid to Lender for the first three months to be paid April 1, 2006. Subsequent to such quarterly payment, interest shall be paid by Company monthly.

In exchange for this Convertible Senior Promissory Note, Lender has loaned to the Company a total of One Million Dollars $1,000,000, comprised of:

(a)	A Two Hundred Thousand Dollar ($200,000) loan made by Lender on or about December 9, 2005;

(b)	Twenty Five Thousand Dollars ($25,000) in non-accountable expenses to be incurred by Lender in connection with this transaction, including but no limited to documentation costs; and

(c)	Seven Hundred Seventy Five Thousand Dollars ($775,000) to be wired to Gabriel in immediately available funds upon finalization and signature of this agreement and any ancillary documents thereto.

The principal of this Convertible Note is due and payable on January 6, 2007 (the “Maturity Date”), unless this Convertible Note is earlier converted or prepaid in accordance herewith. All interest on this Convertible Note is due and payable on the Maturity Date.

2.    Subordination and Seniority. Other than the Company’s Revolving Credit Facility with the Nebraska State Bank, entered into as of August 12, 2005, so long as the Convertible Note is outstanding Lender’s rights under the Convertible Note shall be senior to and shall have priority in payment of principal and interest as against any other promissory notes or indebtedness of the Company.

3.    Conversion or Repayment. The Company and Lender agree that at any time so long as the Convertible Note is outstanding, subject to the Prepayment provision of Section 6 below, Lender has the right to convert the Convertible Note (the “Conversion Right”) into up to $1,000,000 worth of common stock of the Company at a per share price of $1.00 (the “Strike Price”). Lender may exercise the Conversion Right by informing the Company either in writing or electronically that it intends to do so.

4.    Antidilution. The Company and Lender agree that so long as any amounts are owed to the Lender by the Company under this Convertible Note, should the Company issue securities, options, warrants or derivatives of any kind with an exercise or strike price less than One Dollar and Fifty Cents ($1.50) per share, then the Strike Price of the Conversion Right will be reduced by the percentage of the difference between $1.50 and the price of the issued security, option warrant or derivative. Thus, by way of example, if while the Convertible Note is still outstanding the Company were to issue securities, warrants, options or derivatives with an exercise price of $.75 — i.e. a total of 50% (75/150) below $1.50— then the $1.00 Strike Price referred to in Section 3.5 shall likewise be reduced by 50% - i.e. to $.50 ($1.00*50%) per share — and Lender would therefore have the option of converting the Convertible Note into a total of 2,000,000 shares.

5.    Security. To guaranty and as security for repayment of the full principal amount of the Convertible Note plus interest, Lender shall receive a priority security interest in all of the assets and intellectual property of (i) the Company and (ii) Resilent LLC dba Digital Defense (the “Security Interest”). Company and Lender shall work together to promptly perfect Lender’s Security Interest in such assets and intellectual property.

As additional security for repayment of the full principal amount of the Note plus interest the Company shall pledge to Lender (i) all of the securities in the possession, custody or control of Company after its transaction with Resilent LLC, a Nebraska limited liability company, scheduled to take place on or about January 1115, 2006 and Company will also forward to Lender immediately upon receipt the Unit Certificate from Resilent LLC representing 11,818 Units;. and (ii) 3,000,000 shares of the Company’s common treasury stock (together, the “Pledged Securities”). Upon closing Company will instruct the Transfer Agent to transfer to Lender stock certificates sufficient to transfer the full amount of the Pledged Securities to Lender, together with documentation sufficient to transfer all associated stock powers to Lender in the event that the Company defaults under this Convertible Note.

After Closing, title to and ownership of the Pledged Securities shall remain with the Company unless and until this Convertible Note is paid off in full. In the event that this Convertible Note is not paid off in full upon the Maturity Date, however, title to and ownership of the Pledged Securities shall automatically transfer to Lender and the Company shall document and effectuate such transfer, including the transfer of all associated stock powers, of the registered securities within five (5) business days of the Maturity Date. Transfer of the Pledged Securities to Lender shall not impinge or limit in any way Lender’s additional rights under this Convertible Note. Lender’s security interest in the Pledged Securities shall immediately cease upon (i) the Company’s repayment of all amounts, including interest, due and outstanding under the Convertible Note or (ii) Lender’s exercise of the Conversion Right

6.    Prepayment. The Company agrees that it may prepay principal amounts owed to Lender under this Convertible Note provided that the Company provides fifteen (15) days written notice and confirmation of the receipt of such notice by Lender. Lender shall be able to exercise his Conversion Right under this Note during the period that the Company has provided notice of its desire to prepay principal but before such prepayment has taken place.

7.    Attorneys’ Fees. If the indebtedness represented by this Convertible Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Convertible Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Lender.

8.    Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if delivered in accordance with the terms of the Note Subscription Agreement.

9.    Acceleration. This Convertible Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; (ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement; or (iii) the Company materially breaches its obligations under the Note Subscription Agreement.

10.           Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be brought in the courts of Los Angeles, California, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

11.    Assignment. This Convertible Note is not transferable by the Company, whether by sale, pledge or other disposition, without the prior written consent of Lender which consent may be withheld in Lender’s sole discretion, except that the Company may transfer this Note without such consent in connection with a merger or other similar transaction involving the Company.

12.    Nevada Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, Gabriel Technologies Corp. has caused this Convertible Senior Promissory Note to be executed by its officer thereunto duly authorized.

GABRIEL TECHNOLOGIES CORP.

By:
Name:	Keith Feilmeier
Title:	Chief Executive Officer

By:	/s/ Maurice Shanley
Name:	Maurice Shanley
Title:	Chief Financial Officer

EXHIBIT D

REPRESENTATIONS AND WARRANTIES OF LENDER

Lender hereby represents and warrants to the Company as follows:

1.
Authorization. When executed and delivered by the Lender, this Agreement will constitute the valid and legally binding obligation of the Lender, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ or security holders’ rights.

2.
Purchase for Own Account. Lender is acquiring the Convertible Note for its own account and for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the Securities Act of 1933, as amended, subject, nevertheless, to the condition that the disposition of the property of Lender shall at all times be within their control.

3.
Disclosure of Information. Lender has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein.

4.
Experience. Lender is experienced in evaluating and investing in companies such as the Company. The Lender has no need for liquidity in the investment in the Convertible Note, has the ability to bear the economic risk of such investment and can afford a complete loss of the purchase price.

5.
Accredited Investor. Lender is an “accredited investor” as defined in Regulation D issued under the Securities Act of 1933, as amended, and is familiar with the requirements under said Regulation D for being deemed an accredited investor.

6.
Restricted Securities. Lender understands that the Convertible Note being purchased hereunder and any shares acquired pursuant to the Conversion Right are characterized as “restricted securities” under the federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Lender represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended. The undersigned understands that the Company is relying on Section 4(2) under the Securities Act of 1933, as amended, which provides an exemption from registration under the Securities Act of 1933, as amended.

Notwithstanding the foregoing, as part of this transaction the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) identical in form to the Registration Rights Agreement attached to this Convertible Note as Exhibit H. The Registration Rights Agreement shall obligate the Company to register the securities underlying (i) the Warrants, (ii) this Convertible Note, (iii) all Pledged Securities and (iv) all warrants owned by Broidy as of the date of this Agreement, all within 150 days of the date hereof.

7.
Further Limitations on Disposition. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Note being purchased hereunder or of any shares acquired pursuant to the Conversion Right except in compliance with applicable state securities laws and unless and until:

a.
Registration Statement. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

b.	Rule 144. Such disposition is made in accordance with Rule 144 under the Securities Act; or

c.
Notified Company. Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Lender shall have furnished the Company with an opinion of counsel acceptable to the Company, that such disposition will not require registration under the Securities Act of 1933, as amended, and will be in compliance with applicable state securities laws.

8.
Legends. Lender understands and acknowledges that the certificates evidencing the Convertible Note purchased hereunder (or any certificate evidencing (i) any shares acquired pursuant to the Conversion Right, or (ii) any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear, in addition to any other legends which may be required by this Agreement or applicable state securities laws the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITFED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

9.
Residence. If Lender is an individual, then Lender resides in the state or province identified in the address of the Lender set forth on the signature page of this Agreement; if Lender is an entity, then the office or offices of Lender in which its investment decision was made is located at the address of the Investor set forth on the signature page of this Agreement.

Broidy Capital Management

By:	/s/ Elliott Broidy
Name:	Elliott Broidy
Title:	Chairman

EXHIBIT E

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to the Lender as follows:

1.
Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

2.
Due Qualification. The Company and each of its subsidiaries shall be duly qualified to do business as a foreign company in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Company or such subsidiary to conduct its business or perform its obligations under this Agreement.

3.
Corporate Power and Authority. The Company and each of its subsidiaries have all requisite legal and corporate power and authority to execute and deliver this Agreement and the Convertible Note (the “Transaction Documents”). All corporate action on the part of the Company and its subsidiaries and their directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the performance of the Company’s obligations under the Transaction Documents has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company and its subsidiaries, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.
Subsidiaries. The Company has one subsidiary and/or affiliated company, Trace Technologies LLC, a Nevada limited liability company. Other than Trace Technologies it does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

5.
Consent. No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Transaction Documents, except the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Notes under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

6.
Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or Bylaws or violate or conflict with any material agreements to which the Company is a party or, to the best of its knowledge, any law, rule or decree applicable to the Company, except for such violations or conflicts which, individually or in the aggregate, would not have a material adverse effect on the Company.

7.
Litigation. There is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any of its officers or directors in writing at law or in equity or by any government agency or instrumentality. The Company, its officers and its directors have disclosed to Investor all prior litigation, investigations or proceedings to which they have been a party.

8.
Registration of Securities. Notwithstanding the foregoing, as part of this transaction the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) identical in form to the Registration Rights Agreement attached to this Convertible Note as Exhibit H. The Registration Rights Agreement shall obligate the Company to register the securities underlying (i) the Warrants, (ii) this Convertible Note, (iii) all Pledged Securities and (iv) all warrants owned by Broidy as of the date of this Agreement, all within 150 days of the date hereof.

9.
Financial Condition. The Company has heretofore made available to Lender the financial statements and information for the period ended September 30, 2005. All such statements, other than pro forma financial statements, were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the Company as at the respective dates thereof and the results of operations and cash flows of the Company for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. The Company has no contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto.

10.
Intellectual Property. As of the Closing Date, the Company owns or has the right to use, all Intellectual Property used in the conduct of its business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a material adverse effect. No claim has been asserted and is pending challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a material adverse effect. The use of such Intellectual Property by the Company does not infringe on the rights of any person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a material adverse effect. All patents and patents-pending attributable to the Company have been appropriately filed and copies provided to the Investor.

Gabriel Technologies Corp.

By:
Name:
Title:	Chief Executive Officer

By:	/s/ Maurice Shanley
Name:	Maurice Shanley
Title:	Chief Financial Officer

EXHIBIT F

[Resilent Option]

EXHIBIT G

[Warrant Agreement]

CLASS A WARRANT OF
GABRIEL TECHNOLOGIES CORPORATION
INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE

1.1  Basic Terms. This certifies that, for value received, the registered owner set forth below (“Registered Owner,” “Owner” or “Warrant holder”) is entitled, subject to the terms and conditions of this Class A Warrant (“Class A Warrant” or “Warrant”), until the expiration date set forth below, to purchase 1,000,000 shares of the Common Stock, par value $0.001 (“the Common Stock”), of Gabriel Technologies Corporation (the “Corporation”) from the Corporation at the purchase price shown below, on delivery of this Warrant to the Corporation with the exercise form duly executed and payment of the purchase price (in cash or by certified or bank cashier’s check payable to the order of the Corporation) for each share purchased.

Registered Owner:    Elliott Broidy

Purchase Price:                  (until November 30, 2009)
                                             One Dollar ($1.00) a share

Expiration Date:                 3:00 p.m. November 30, 2009, unless terminated sooner under this Warrant.

1.2  Corporation’s Covenants as to Common Stock. Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, free from taxes, liens, and charges with respect to their purchase. The Corporation shall take any necessary steps to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Warrant purchase price per share of the Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options, and warrants.

1.3  Method of Exercise; Fractional Shares. The purchase rights represented by this Warrant are exercisable at the option of the Registered Owner within 60 days upon receipt of written notice from the Corporation and holder shall have the right to exercise this Warrant when written demand is received from the Corporation, provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the Corporation shall either (a) pay therefor cash equal to the same fraction of the then current Warrant purchase price per share or, at its option, (b) issue scrip for the fraction, in registered or bearer form approved by the Board of Directors of the Corporation, which shall entitle the holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the Board of Directors and specified in the scrip. In case of the exercise of this Warrant for less than all the shares available for purchase, the Corporation shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable.

1.4  Adjustment of Shares Available for Purchase. The number of shares available for purchase hereunder and the purchase price per share are subject to adjustment from time to time by the Corporation as specified in this Warrant.

1.5  Limited Rights of Owner. This Warrant does not entitle the Registered Owner to any voting rights or other rights as a Stockholder of the Corporation, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the shares available for purchase hereunder until and except to the extent that this Warrant is exercised.

1.6  Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Registered Owner to the Corporation, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares available for purchase hereunder in denominations designated by the registered owner at the time of surrender.

1.7  Transfer. Except as otherwise above provided, this Warrant is transferable only on the books of the Corporation by the Registered Owner or by attorney, on surrender of this Warrant, properly endorsed.

1.8  Recognition of Registered Owner. Prior to due presentment for registration of transfer of this Warrant, the Corporation may treat the Registered Owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

1.9  Effect of Stock Split, Etc. If the Corporation, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:

(a)  the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and

(b)  the Warrant purchase price in effect, and the number of shares available for purchase under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares available for purchase as the Warrant purchase price per share and the number of shares available for purchase were expressed in the Warrants when initially issued.

1.10   Effect of Merger, Etc. If the Corporation consolidates with or merges into another corporation, the Registered Owner shall thereafter be entitled on exercise to purchase, with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Warrant purchase price in effect immediately prior to the merger or consolidation. The Corporation shall take any necessary steps in connection with a consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant. The Corporation shall not consolidate or merge unless, prior to consummation, the successor Corporation (if other than the Corporation) assumes the obligations of this paragraph by written instrument executed and mailed to the Registered Owner at the address of the owner on the books of the Corporation. A sale or lease of all or substantially all the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

1.11  Notice of Adjustment. On the happening of an event requiring an adjustment of the Warrant purchase price or the shares available for purchase hereunder, the Corporation shall forthwith give written notice to the Registered Owner stating the adjusted Warrant purchase price and the adjusted number and kind of securities or other property available for purchase hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Corporation, acting in good faith, shall determine the calculation.

1.12  Notice and Effect of Dissolution. In case a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation (other than in connection with a consolidation or merger covered by paragraph 1.10 above) is at any time proposed, the Corporation shall give at least a 30 day written notice to the registered owner. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least 30 days after the giving of the notice) as of which holders of Common Shares will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

1.13  Method of Giving Notice; Extent Required. Notices shall be given by first class mail, postage prepaid, addressed to the Registered Owner at the address of the Owner appearing in the records of the Corporation. No notice to Warrant holders is required except as specified herein.

1.14  Warrant is Restricted. Warrant and underlying shares represented by this Warrant have not been registered under the Securities Act of 1933 (“the Act”); and are “Restricted Securities” as that term is defined in Rule 144 under the Act. The Warrants and underlying shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

1.15.      Right to Demand Registration. If at any time between the period of six (6) months from the date of the Warrant and fourteen (14) months from the date of the Warrant (the “Eligible Period”) the Warrant holder requests in writing (the “Warrant holder Demand”) that the Company file a registration statement on Form SB-2 (or any successor form to Form SB-2) for a public offering of the shares underlying the Warrants the Company shall, subject to Company’s right to delay or suspend filing or effectiveness of a Registration Statement for a period not to exceed sixty (60) days from receipt of Warrant holder Demand due to Company’s determination that failure to delay or suspend the filing would be seriously detrimental to the company or its stockholders, file such Registration Statement with the SEC within forty-five (45) days after its receipt of such request. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as practicable and keep such Registration Statement effective until the Warrant holder notifies the Company in writing that the Company is no longer required to keep such Registration Statement effective. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 1.17 shall be applicable to each such registration initiated under this Section 1.15 and the piggyback registration rights of Warrant holders (to the extent provided for in Section 1.16 of this Agreement) shall be applicable to a registration effected pursuant to this Section 1.15.

1.16.       Piggyback Registration. If at any time during the Eligible Period, the Company proposes to register (for its own account, on behalf of its existing shareholders or warrant holders, or a combination of the foregoing) any of its common stock under the 1933 Act in connection with a public offering of such common stock (other than a registration relating primarily to the sale of securities to participants in a Company stock plan of employee benefit plan, a transaction covered by Rule 145 under the 1933 Act or the resale of securities issued in such a transaction, a registration in which the only stock being registered is Common Stock issuable upon conversion or exchange of debt securities which are also being registered, any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the registrable shares underlying the Warrant) the Company shall, at such time, give the Warrant holder notice of such registration. Upon the written request of the Warrant holder, given within ten (10) days after notice has been given by the Company in accordance with this Section 1.16, the Company shall, subject to Section 1.17, cause to be registered under the 1933 Act all of the registrable shares underlying the Warrant that the Warrant holder has requested to be registered.

1.17  Underwriting Requirements. In connection with any underwritten public offering, the Company shall not be required to include any of the shares underlying the Warrants in such underwriting unless the Warrant holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters for the offering (which underwriters shall be selected by the Company).

1.18.      Most Favored Nation Clause. In the event that Company issues any option or warrant that is exercisable into Gabriel Common Stock with an expiration date later than that of the Class A Warrants, Company agrees to extend to expiration dates of such Class A Warrants to the later date.

1.19.      Anti-Dilution. In the event that Company issues any future options, warrants, or common stock with an exercise price below $1.00 per share, the exercise price of the Class A Warrants shall be reduced to the same price.

1.20.  Cashless Exercise. The Class A Warrants shall be eligible for “cashless exercise,” meaning that the Class A Warrants may be converted into the corresponding number of Gabriel Common Shares without cash payment or other remuneration by the Class A Warrant Holder, when the following circumstance exists:

(a)
If the Company fails to file a registration statement within 150 days from the date of this agreement with the Securities and Exchange Commission covering the common shares underlying the Class A Warrants.

(b)
If at any time during the warrant exercise period the Company issues a dividend, the $1.00 warrant strike price shall be offset by the amount of the dividend, e.g., if a dividend of $0.25 per share were issued, then the warrant exercise price would be reduced by $0.25, such that the warrants could be exercised for $0.75 per share. In the event that any such dividend is $1.00, then a cashless exercise of the warrant would be permitted, and the underlying share will be delivered to the warrant holder for no fee. If the dividend is in excess of the $1.00 strike price of the warrant, the underlying share and that amount of the dividend in excess of the $1.00 strike price will be delivered to the Warrant Holder for each warrant exercised.

WITNESS the seal of the Corporation and the signatures of its authorized Officers.

Dated this — day of _________________,2006.

GABRIEL TECHNOLOGIES CORPORATION

By:	____________________________________
Name: Keith Feilmeier
Title: CEO

EXHIBIT H

[Registration Rights Agreement]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 6, 2006, among Gabriel Technologies Corp., a Delaware corporation (the “Company”), and Broidy Capital Management, a California sole proprietorship and Elliott Broidy, an individual (together, “Broidy”).

This Agreement is made in connection with the related Convertible Senior Promissory Note Subscription Agreement and Warrant Agreement, both dated as of January 6, 2006 among the Company and Broidy (the “Convertible Note”).

The Company and Broidy hereby agree as follows:

1.    Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Convertible Note shall have the meanings given such terms in the Convertible Note. As used in this Agreement, the following terms shall have the following meanings:

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 150th calendar day following the date hereof; provided, however, in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the date required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(e).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of the shares of the Company’s Common Stock (i) issuable upon conversion of the Convertible Note, (ii) the 675,000 shares currently owned by Broidy; (iii) the 3,000,000 shares of the Company’s Common Stock pledged as collateral under Section 4.2 of the Convertible Note; (iv) the shares of the Company’s Common Stock issuable upon exercise of the 1,000,000 share warrant issued to Broidy pursuant to Section 7 of the Convertible Note and (v) the warrant for 477,500 shares held by Broidy currently, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing held by Broidy or his assignee, which are not eligible for sale pursuant to Rule 144(k) as of the Filing Date, or which cannot be publicly sold absent a Registration Statement.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

     2.    Consequences of Not Going Effective Timely.

(a)    The Company shall promptly prepare and file with the Commission a Registration Statement covering the resale of 100% of the Registrable Securities for an offering to be made by Holder on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Holder (the “Effectiveness Period”).

(b)    If a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or after the Effectiveness Date and during the Effectiveness Period, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holder is not permitted to utilize the Prospectus therein to resell such Registrable Securities for 15 consecutive Trading Days but no more than an aggregate of 25 Trading Days during any 12-month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an “Event”), then, in addition to any other rights the Holder may have hereunder or under applicable law, on each monthly anniversary of each Event Date beginning with the first monthly anniversary of the applicable Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the exercise price of the 1,000,000 share warrant issued pursuant to Section 7 of the Convertible Note shall be reduced by 10%.

    3.    Registration Procedures

   In connection with the Company’s registration obligations hereunder, the Company shall:

(a)    Not less than five Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to the Holder copies of the “Selling Stockholders” and “Plan of Distribution” sections of the Registration Statement documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holder, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to Holder to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holder of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of such documents.

(b)    Furnish to Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Holder, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(c)    Promptly deliver to Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 3(c).

(d)    If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to NASDR Rule 2710(b)(10)(A)(i) and respond within five Trading Days to any comments received from NASDR in connection therewith, and pay the filing fee required in connection therewith.

(e)    Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(f)    If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Convertible Note, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(g)    Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)    Comply with all applicable rules and regulations of the Commission until the end of the Effectiveness Period.

4.    Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holder) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holder, and (iii) fees and disbursements of counsel for the Company. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holder.

5.    Indemnification

(a)    Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)    Indemnification by Holder. Holder shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

6.    Miscellaneous

(a)    Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)    No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holder in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities.

(c)    Compliance. Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Convertible Note.

(e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Each may assign his respective rights hereunder in the manner to any person to whom it transfers its rights or the Registrable Securities.

(f)    No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, during the period beginning on or after the date of this Agreement and ending at the end of the Effectiveness Period, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any person that have not been satisfied in fall.

(g)    Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Convertible Note.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GABRIEL TECHNOLOGIES CORP.

By:	/s/ Keith Feilmeier
Name: Keith Feilmeier
Title: CEO

HOLDER: BROIDY CAPITAL MANAGEMENT AND ELLIOTT BROIDY

Elliot T. Broidy

EXHIBIT I

[Side Letter Regarding Warrants]

January 6, 2006

Mr. Elliott Broidy
Chief Executive Officer
Broidy Capital Management
1801 Century Park East, Suite 2150
Los Angeles, California 90067

Re:    Side Letter Concerning Warrant Agreement

Dear Mr. Broidy:

This letter agreement (“Agreement”) will confirm the agreement between Gabriel Technology Corp., a Delaware corporation (“Gabriel”), yourself, and Broidy Capital Management (collectively “Broidy”) concerning that certain warrant agreement dated as of January 6, 2006 (the “Warrant Agreement”).

Pursuant to the Warrant Agreement, Broidy acquired the right to purchase a total of 1,000,000 shares of Gabriel common stock at an exercise price (the “Exercise Price”) of $1.00 per share. The parties agree that in addition to the other terms and conditions set forth in the Warrant Agreement, the following two terms shall also govern the warrants referred to in the Warrant Agreement.

1.    Gabriel agrees that the Exercise Price of the warrants shall be reduced by the same percentage that Gabriel’s pretax earnings in accordance with GAAP for the twelve month period ending December 31, 2006 are below $2,500,000. Thus, by way of example, if Gabriel’s 2006 pretax earnings are $2,000,000 (a 20% difference from $2,500,000), then the Exercise Price will be reduced by 20% to $0.80.

2.    Gabriel agrees that it will register all common stock of the company associated with and underlying (i) the Warrant Agreement, (ii) the Senior Convertible Promissory Note between Gabriel and Broidy dated as of December 9, 2005, (iii) all Pledged Securities under the Senior Convertible Promissory Note and (iv) all warrants currently owned by Broidy within 150 days of date first set forth above (the “Last Registration Date”). Gabriel agrees that if such stock of the Company is not registered by the Last Registration Date, and for every month thereafter that the stock is not registered, the Exercise Price set forth in the Warrant Agreement shall be reduced ten per cent (10%) until all of such stock is registered.

This Agreement represents a 1~nding obligation of Gabriel Technologies Corp. Furthermore, the undersigned hereby represent and warrant that they have the requisite power and authority to enter into this Agreement, and further represent that all necessary actions have been taken by the Company’s Board of Directors to execute this agreement.

Sincerely

/s/ Keith Feilmeier

Keith Feilmeier
President and Chief Executive Officer

/s/ Maurice Shanley

Maurice Shanley
Chief Financial Officer